UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): September 28,
2001




                SOUTH ALABAMA BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)

     Alabama                  0-15423        63-0909434
(State or other jurisdiction  Commission     (I.R.S. employer
 of incorporation             file number     Identification
 or organization)                             Number)


 100 St. Joseph Street, Mobile, Alabama         36602
(Address of principal executive offices)      (Zip Code)

                          (251) 431-7800
       (Registrant's telephone number, including area code)

N/A
Former Name, Former Address and Former Fiscal Year, if changed since last report

Item 5.  Other Events
     On September 28, 2001, the Registrant issued a press release which reported the authorization by the Board of Directors of a common stock repurchase program calling for the repurchase of up to 425,000 shares, or approximately 5%, of the Registrant's outstanding shares, based on 8,529,761 shares outstanding as of this date.
Item 7.   Financial Statements and Exhibits
     (C)  Exhibits
99.1  Press Release of South Alabama Bancorporation, Inc. dated
September 28, 2001

                            SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SOUTH ALABAMA BANCORPORATION, INC.


DATE:   October 1, 2001        By: /s/ F. Michael Johnson
                                   F. Michael Johnson
                                   Chief Financial Officer